UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 31, 2009

The Walt Disney Company

(Exact name of registrant as specified in its charter)

Delaware	1-11605	No. 95-4545390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 South Buena Vista Street Burbank, California 91521
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 560-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement.

The Merger Agreement

On August 31, 2009, The Walt Disney Company, a Delaware corporation (“Disney”), Maverick Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Disney (“Merger Sub”), Maverick Merger Sub, LLC, a single member Delaware limited liability company and wholly owned subsidiary of Disney (“Merger LLC”), and Marvel Entertainment, Inc., a Delaware corporation (“Marvel”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Disney has agreed to acquire Marvel through a merger of Merger Sub with and into Marvel (the “Merger”), with Marvel to be the surviving corporation in the Merger (the “Surviving Corporation”), which will be followed, immediately after the effective time of the Merger (the “Effective Time”), by a merger of the Surviving Corporation with and into Merger LLC (the “Upstream Merger”), with Merger LLC to be the surviving entity in the Upstream Merger. As a result of the Merger, Marvel will become a wholly owned subsidiary of Disney.

At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of the capital stock of Marvel, each share of Marvel common stock issued and outstanding immediately prior to the Effective Time (other than any dissenting shares) will be converted into the right to receive (i) $30 in cash (the “Cash Consideration”) and (ii) 0.7452 shares of Disney common stock (the “Exchange Ratio”, and together with the Cash Consideration, the “Merger Consideration”). However, if the aggregate value of the shares of Disney common stock issued pursuant to the Merger, valued as of the closing date of the Merger (the “Total Stock Consideration”) is less than 40% of the sum of the Total Stock Consideration plus the aggregate value of the cash paid to Marvel stockholders pursuant to the Merger (such sum, the “Total Consideration”) then the Exchange Ratio will be increased, and the amount of cash paid per share of Marvel common stock will be correspondingly decreased, such that the Total Stock Consideration equals 40% of the Total Consideration. For every .0001 increase to the Exchange Ratio, the per-share cash consideration will be reduced by the product of .0001 multiplied by the average of $26.84 and the closing date value of one share of Disney common stock. No fractional shares of Disney common stock will be issued in the Merger.

Immediately prior to the Effective Time, unvested options to purchase Marvel common stock will become fully vested. Holders of all unexercised Marvel stock options outstanding immediately prior to the Effective Time will be entitled to receive a cash payment in an amount equal to the product of (i) the number of Marvel shares subject to the option and (ii) the excess, if any, of (A) the value of the Merger Consideration over (B) the exercise price per share subject to the option, less any applicable taxes. Each share of Marvel restricted stock outstanding immediately prior to the Effective Time will vest in full and, as of the Effective Time, entitle the holder to receive the Merger Consideration, less applicable taxes. Immediately prior to the Effective Time, each Marvel restricted stock unit will expire and the holders will be entitled to receive the Merger Consideration for each share of Marvel common stock subject to the unit, less applicable taxes.

The completion of the Merger is subject to various customary conditions, including, among others (i) obtaining the approval of Marvel stockholders, (ii) obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act and certain non-United States merger control regulations, (iii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by Disney and

Marvel, respectively, and compliance by Disney and Marvel with their respective obligations under the Merger Agreement and (iv) declaration of the effectiveness by the Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-4 to be filed by Disney. The Merger and the Upstream Merger, considered together as a single integrated transaction for United States federal income tax purposes along with the other transactions effected pursuant to the Merger Agreement, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement contains (a) customary representations and warranties of Marvel and Disney, and (b) covenants of Marvel to conduct its business in the ordinary course and covenants of both Disney and Marvel with respect to, among other things, cooperation on seeking regulatory approvals and access to each other’s information. Marvel has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions, or enter into any agreement, concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

The Merger Agreement contains certain termination rights for each of Disney and Marvel, including Marvel’s right to terminate the Merger Agreement under certain circumstances to enter into a “Superior Proposal.” In addition, the Merger Agreement provides that in connection with the termination of the Merger Agreement under specified circumstances, Marvel may be required to pay Disney a termination fee of $140 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about Disney, Marvel, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Disney, Merger Sub, Merger LLC or Marvel or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Disney and Marvel. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the parties will be filing in connection with the Merger, as well as in the other filings that each of Disney and Marvel make with the SEC.

The Voting Agreement

Concurrent with the execution and delivery of the Merger Agreement, Mr. Isaac Perlmutter, the Isaac Perlmutter Trust 01/28/1993 (the “Trust”), and two companies solely owned by the Trust, Object Trading Corp. and Zib, Inc. (collectively, the “Marvel Stockholders”), entered into a Voting Agreement with Disney (the “Voting Agreement”). Shares of Marvel common stock beneficially owned by the Marvel Stockholders subject to the Voting Agreement (the “Voting Agreement Shares”) constituted approximately 37% of the total issued and outstanding shares of Marvel common stock as of August 3, 2009. Pursuant to the Voting Agreement, the Marvel Stockholders have agreed to vote, or cause to be voted, the Voting Agreement Shares in favor of adoption of the Merger Agreement and approval of each of the transactions contemplated thereby. Further, the Marvel Stockholders have agreed to vote against

(i) the approval of any alternative business combination transaction or the adoption of any agreement relating to any alternative business combination transaction or (ii) any amendment to Marvel’s certificate of incorporation or bylaws or any other action involving Marvel which would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Marvel contained in the Merger Agreement or of the Marvel Stockholders contained in the Voting Agreement or would in any manner compete with, or interfere with, the Merger.

In the Voting Agreement, the Marvel Stockholders agreed not to, among other things, sell, transfer, pledge, encumber or otherwise dispose of, or enter into any contract, option or other agreement with respect to the transfer of any Voting Agreement Shares, or grant any proxies or options with respect to the Voting Agreement Shares. The Marvel Stockholders have also agreed (i) not to solicit any alternative business combination transaction proposal, or engage in discussions with any person or enter into any agreement with respect to, any alternative business combination transactions, and (ii) not to take any action which makes, or would reasonably be expected to make, any representation or warranty of the Marvel Stockholders in the Voting Agreement untrue or incorrect. The Voting Agreement will terminate upon the earliest to occur of (i) the effective time of the Merger and (ii) the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Voting Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Forward Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the operations of the businesses of Disney and Marvel separately and as a combined entity; the timing and consummation of the proposed merger transaction; the expected benefits of the integration of the two companies; the combined company’s plans, objectives, expectations and intentions and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Disney and Marvel regarding future events and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Neither Disney nor Marvel undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Actual results may differ materially from those expressed or implied. Such differences may result from a variety of factors, including but not limited to:

•	legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated;

•

the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that the businesses will not be integrated successfully;

•	the possibility of disruption from the merger making it more difficult to maintain business and operational relationships;

•	the possibility that the merger does not close, including but not limited to, due to the failure to satisfy the closing conditions;

•	any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions);

•

developments beyond the companies’ control, including but not limited to: changes in domestic or global economic conditions, competitive conditions and consumer preferences; adverse weather conditions or natural disasters; health concerns; international, political or military developments; and technological developments.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of Disney for the year ended September 27, 2008, which was filed with the SEC on November 20, 2008, under the heading “Item 1A—Risk Factors” and in the Annual Report on Form 10-K of Marvel for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of Marvel and Disney.

Important Merger Information and Additional Information:

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Disney and Marvel will file relevant materials with the SEC. Disney will file a Registration Statement on Form S-4 that includes a proxy statement of Marvel and which also constitutes a prospectus of Disney. Marvel will mail the proxy statement/prospectus to its stockholders. Investors are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. The proxy statement/prospectus and other documents that will be filed by Disney and Marvel with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to The Walt Disney Company, 500 South Buena Vista Street, Burbank, CA 91521-9722, Attention: Shareholder Services or by directing a request when such a filing is made to Marvel Entertainment, Inc., 417 Fifth Avenue New York, NY 10016, Attention: Corporate Secretary.

Disney, Marvel, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Marvel is set forth in its definitive proxy statement, which was filed with the SEC on March 24, 2009. Information about the directors and executive officers of Disney is set forth in its definitive proxy statement, which was filed with the SEC on January 16, 2009. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus Disney and Marvel will file with the SEC when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among The Walt Disney Company, Maverick Acquisition Sub, Inc., Maverick Merger Sub, LLC and Marvel Entertainment, Inc., dated as of August 31, 2009.

10.1	Voting Agreement, by and between The Walt Disney Company and Mr. Isaac Perlmutter, dated as of August 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WALT DISNEY COMPANY

By:	/s/ Roger J. Patterson
Name: Title:	Roger J. Patterson Vice President, Counsel Registered In-House Counsel

Dated: August 31, 2009

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among The Walt Disney Company, Maverick Acquisition Sub, Inc., Maverick Merger Sub, LLC and Marvel Entertainment, Inc., dated as of August 31, 2009.

10.1	Voting Agreement, by and between The Walt Disney Company and Mr. Isaac Perlmutter, dated as of August 31, 2009.